As filed with the U.S. Securities and Exchange Commission on March 19, 2021

Registration No. 333-254146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Liberal Education Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	8200	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Zhongguancun MOOC Times Building, Room 1618

18 Zhongguancun Street, Haidian District

Beijing, People’s Republic of China 100190

+86-10-6597-8118

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

(212) 530-2206

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Ordinary Shares, par value $0.001 per share (2)(3)	6,000,000	$5.50	$33,000,000	$3,600.3
Total	6,000,000	$5.50	$33,000,000	$3,600.3

__________________

(1)	Previously paid.

(2)

The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)

Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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 EXPLANATORY NOTE

This Amendment No.2 is being filed solely for the purpose of filing Exhibit 1.1 and Exhibit 1.2 to this registration statement on Form F-1, or the Registration Statement, to update the filing status of such exhibits in Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on March 18, 2021.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on an actual basis to reflect the reorganization of the outstanding shares of our ordinary shares effected on March 25, 2019. For detailed description, see “Principal Shareholders –History of Share Capital.”

In March 2019, China Liberal, Yi Xin BVI and Yi Xin BVI’s sole shareholder (the “Yi Xin BVI Shareholder”) entered into a Sale and Purchase Agreement, whereby the Yi Xin BVI Shareholder sold 100% of the equity interests of Yi Xin BVI to China Liberal in consideration of one Ordinary Share of China Liberal being issued to Ever Alpha Global Limited, a BVI company wholly owned by the Yi Xin BVI Shareholder. After this transaction, China Liberal became the wholly-owned parent of Yi Xin BVI.

We believe that each of the above issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, March 19, 2021.

China Liberal Education Holdings Limited

By:	/s/ Ngai Ngai Lam
Ngai Ngai Lam
Chief Executive Officer,
Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Wenhuai Zhuang
Wenhuai Zhuang
Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ngai Ngai Lam	Chief Executive Officer, Chairman of the Board and Director	March 19, 2021
Name: Ngai Ngai Lam	(Principal Executive Officer)

/s/ Nan Hu	Director	March 19, 2021
Name: Nan Hu

/s/ David Sherman	Director	March 19, 2021
Name: David Sherman

/s/ Ngo Yin Tsang	Director	March 19, 2021
Name: Ngo Yin Tsang

/s/ Joseph Levinson	Director	March 19, 2021
Name: Joseph Levinson

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 19, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Subscription Agreement
1.2*	Form of Escrow Agreement
3.1

Amended and Restated Articles of Association dated July 8, 2019 (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

3.2

Amended and Restated Memorandum of Association dated July 8, 2019 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

4.1

Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

5.1†	Opinion of Campbells regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of H&J Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)
10.1

Form of Employment Agreement between the Registrant and the executive officers of the Registrant (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.2

Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.3

Sale and Purchase Agreement among China Liberal, Yi Xin BVI and Ngai Ngai Lam dated March 2019 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.4

Unofficial English Translation of Lease Agreement with Beijing Shangbao Art Development Co., Ltd. dated April 19, 2018 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.5

Unofficial English Translation of Lease Agreement with Zhuoguan Chen, dated July 20, 2018 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.6

Unofficial English Translation of Lease Agreement with Shandong Jinwufuri Culture Media Co., Ltd. for Commencement of the Lease on August 1, 2018 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.7

Unofficial English Translation of Lease Agreement with Beijing Zhumengcheng Information Technology Co., Ltd., dated November 26, 2018 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.8

Unofficial English Translation of the FMP EAP Program Agreement with Fuzhou Melbourne Polytechnic, dated June 15, 2016, with One Amendment dated December 15, 2017 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.9

Unofficial English Translation of the Fu-Tai EAP Program Agreement with Strait College, dated June 15, 2016 (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.10

Unofficial English Translation of the IGEC Program Agreement with Strait College, dated July 8, 2013, with Two Amendments dated May 21, 2015 and November 16, 2017, respectively (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.11

Unofficial English Translation of the ISEC Agreement with Fujian University of Technology, dated December 2012, with One Amendment dated May 15, 2014 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

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10.12

Unofficial English Translation of the NZTC Program Agreement with Fujian Preschool Education College, dated August 1, 2016 (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.13

Unofficial English Translation of the Smart Campus Agreement with Fuzhou Melbourne Polytechnic, dated August 29, 2017, with One Amendment dated December 18, 2018 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.14

Form of One-on-One Consultancy Agreement (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.15

Unofficial English Translation of the Cooperation Agreement on German Language Program with the School of Continuing Education of Beijing Foreign Studies University dated January 22, 2019 (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.16

Unofficial English Translation of the Cooperation Agreement with China Academy of Art dated November 9, 2018 (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.17

Unofficial English Translation of the Recruitment and Training Agreement with Beijing Quanqing Xiangqian Technology Co., Ltd. effective as of January 1, 2019 (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.18

Unofficial English Translation of the Project Cooperation Agreement with Bridge School S.R.I. dated November 28, 2017 (incorporated herein by reference to Exhibit 10.19 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.19†	Unofficial English Translation of the Lease Agreement with Beijing Zhongguancun Internet Education Technology Services Co., Ltd. dated June 29, 2020
10.20†	Unofficial English Translation of the Lease Agreement with Beijing Baiyingbai Consulting Services Co., Ltd. dated December 7, 2020
10.21†	Unofficial English Translation of the Smart Campus Agreement with Fuzhou Melbourne Polytechnic
21.1†	Subsidiaries
23.1†	Consent of Friedman LLP
23.2†	Consent of Campbells (included in Exhibit 5.1
23.3†	Consent of H&J Law Firm (included in Exhibit 99.2)
99.1

Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

99.2†	Opinion of H&J Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
99.3†	Consent of Frost & Sullivan

____________

*	Filed herewith.
†	Previously filed.

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